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                                                                      Exhibit 23


ACCOUNTANTS AND                                            GRANT THORNTON (LOGO)
MANAGEMENT CONSULTANTS
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


                          CONSENT OF GRANT THORNTON LLP

We have issued our report dated May 2, 2001, accompanying the financial statements included in the Annual Report of Multi-Color Corporation on Form 10-K for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8.


/s/ Grant Thornton LLP


Cincinnati, Ohio
June 18, 2001